                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           FIRSTFED FINANCIAL CORP.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                            FIRSTFED FINANCIAL CORP.
                             401 WILSHIRE BOULEVARD
                      SANTA MONICA, CALIFORNIA 90401-1490

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 26, 1995

  NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the "Annual Meeting") of FirstFed Financial Corp. ("FFC" or the "Company") will be held in the Starlight Room of the Miramar-Sheraton Hotel at 101 Wilshire Blvd., Santa Monica, California 90401 on April 26, 1995 at 10:00 A.M., local time, for the following purposes:

    (1) To elect three Directors to hold office for a three-year term and until their successors are duly elected and qualified.

    (2) To approve the Company's 1994 Stock Option and Stock Appreciation Rights Plan (the "1994 Stock Plan").

    (3) To ratify the appointment of KPMG Peat Marwick LLP as independent public auditors of the Company for 1995.

    (4) To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

  Only stockholders of record at the close of business on March 7, 1995 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

  IMPORTANT: If your shares are held in the name of a brokerage firm or nominee, only that holder can execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy.

  If you receive more than one proxy in separate mailings, it is an indication that your shares are registered differently in more than one account. All proxy cards received by you should be signed and mailed to ensure that all of your shares are voted.

                                        Ann E. Lederer
                                        Secretary

Santa Monica, California
March 20, 1995

  IT IS REQUESTED THAT YOU PROMPTLY MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE WITHDRAWN AT ANY TIME BEFORE IT IS VOTED AT THE MEETING, OR STOCKHOLDERS MAY VOTE IN PERSON AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                            FIRSTFED FINANCIAL CORP.
                             401 WILSHIRE BOULEVARD
                      SANTA MONICA, CALIFORNIA 90401-1490

                               ----------------

                                PROXY STATEMENT

                               ----------------

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstFed Financial Corp. ["FFC", and collectively with its subsidiary, First Federal Bank of California ("Bank"), the "Company"] for use at the Annual Meeting of Stockholders to be held on April 26, 1995, and at any adjournment thereof. The approximate date of mailing of this Proxy Statement is March 20, 1995.

  The Board of Directors of the Company has selected March 7, 1995 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The Company had a total of 10,598,972 shares of common stock ("Company Stock") outstanding at that date. Stockholders will be entitled to one vote for each share of Company Stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

  All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, proxies received will be voted in favor of the election of the three director nominees named in this Proxy Statement and in favor of the other proposals described herein. Proxies solicited hereby may be voted for adjournment of the Annual Meeting (whether or not a quorum is present for the transaction of business) in order to permit further solicitation of proxies if the Board of Directors of the Company determines that such adjournment would be advisable in order to obtain sufficient votes for approval of the matters to be voted upon at the Annual Meeting.

  The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named in such proxies. A stockholder's proxy may be revoked at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person.

  The costs of this proxy solicitation will be paid by the Company. The Company has retained Kissel-Blake, Inc. to assist in the solicitation of proxies for a fee of $7,500 and reimbursement of certain expenses. To the extent necessary, proxies may also be solicited by personnel of the Company in person, by telephone, or through other forms of communications. Company personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The information set forth below is based upon filings as of March 10, 1995 made by the listed entities with the Securities and Exchange Commission ("SEC"). Except as set forth below, no person is known to the Company to own beneficially more than 5% of the outstanding shares of Company Stock:

                                                        AMOUNT AND
                                                        NATURE OF
                     NAME AND ADDRESS                   BENEFICIAL    PERCENT
                   OF BENEFICIAL OWNER                  OWNERSHIP     OF CLASS
                   -------------------                  ----------    --------
   Bankers Trust New York Corporation, Bankers Trust
   Company, BT Australia Limited and BT Funds
   Management Ltd......................................   713,321(1)    6.73%
   280 Park Avenue
   New York, NY 10017
   First Federal Bank of California Employee Stock
   Ownership Plan and Trust............................   875,398(2)    8.26%
   401 Wilshire Boulevard
   Santa Monica, CA 90401
   J. P. Morgan & Co. Incorporated..................... 1,041,600(4)    9.83%
   60 Wall Street
   New York, New York 10260

- - --------
(1) According to their filing on Schedule 13G with the SEC dated February 13, 1995, Bankers Trust Company has sole voting power over 63,800 of these shares, BT Funds Management Ltd. has sole voting power over 10,000 of these shares, and BT Funds Management Ltd. has shared voting power over 622,400 of these shares. According to the filing, Bankers Trust New York Company is a parent holding company and Bankers Trust Company is its subsidiary bank. BT Funds Management Ltd. is also a subsidiary of Bankers Trust New York Company.

(2) According to its filing on Schedule 13G with the SEC dated February 8, 1995, the First Federal Bank of California Employee Stock Ownership Plan and Trust holds sole voting power over 177,718 of these shares, shared voting power over 650,674 of these shares, and sole dispositive power over all 875,398 of these shares. Such Plan's filing indicates that the shares "were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect."

(3) According to its filing on Schedule 13G with the SEC dated December 31, 1993, J.P. Morgan & Co. Incorporated holds sole voting power over 775,300 of these shares and sole dispositive power over all 1,041,600 of Morgan Guaranty Trust Company of New York, a bank, and J.P. Morgan Investment Management Inc., an investment advisor of these shares. According to its filing, J.P. Morgan & Co. Incorporated is its parent holding company.

                        SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of February 20, 1995, information concerning the beneficial ownership of shares of Company Stock by each Director, the Company's Chief Executive Officer and the four other most highly compensated named executive officers of the Company during the fiscal year ended December 31, 1994, and all Directors and executive officers of the Company as a group. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares indicated.

                                                   AMOUNT AND
                                                   NATURE OF
                                                   BENEFICIAL         PERCENTAGE
           NAME OF BENEFICIAL OWNER            OWNERSHIP(1)(2)(3)      OF CLASS
           ------------------------            ------------------     ----------
Samuel J. Crawford, Jr........................       65,528                 *
Megan Davidson................................        1,650                 *
James P. Giraldin.............................        8,490                 *
Martin B. Gottlieb............................       28,504                 *
Christopher M. Harding........................        4,838                 *
Babette E. Heimbuch...........................      197,130              1.86%
James L. Hesburgh.............................       35,975                 *
June Lockhart.................................        9,737                 *
William S. Mortensen..........................      245,933              2.32%
Charles F. Smith..............................       25,000                 *
Steven L. Soboroff............................          875                 *
John R. Woodhull..............................        6,000                 *
All Directors and Executive Officers as a
 Group (13 persons)...........................      646,926(1)(2)(3)     6.11%

- - --------
 * Less than 1%.

(1) The number of shares shown for each person includes shares, if any, held beneficially or of record by the person's spouse; voting and investment power of the shares indicated may also be shared by spouses.

(2) Includes, with respect to Mr. Giraldin, Mr. Gottlieb, Ms. Heimbuch, Mr. Mortensen, and all Directors and executive officers as a group, shares held through the First Federal Bank of California Employee Stock Ownership Plan and Trust. Also includes, with respect to all executive officers, shares of restricted stock held in trust for such persons while the restrictions apply.

(3) Includes, with respect to Ms. Heimbuch, 85,938 shares of Company Stock subject to options granted under the Bank's 1983 Stock Option Plan which are exercisable within 60 days of February 20, 1995. No other Director or executive officer holds options which are exercisable within such date. The percentage of outstanding shares owned by Ms. Heimbuch was computed based upon the number of shares which would have been outstanding if such options had been exercised.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than seven and not more than fifteen Directors unless a greater number is fixed by the Board of Directors, that the Directors shall be divided into three staggered classes as nearly equal in number as possible, that each class of Directors shall be elected for a term of three years and that one class of Directors shall be elected annually. The class of Directors scheduled to be elected at the Annual Meeting is composed of three Directors who will be elected to serve a three year term until the annual meeting of stockholders in 1998 or until their successors are duly elected and qualified. The nominees receiving the highest number of votes, up to the number of Directors to be elected, are elected.

  Set forth below are the names of the persons nominated by the Board of Directors for election as Directors at the Annual Meeting, as well as all other Directors, together with their ages, principal occupations and business experience during the last five years, present directorships and the year each first became a Director of the Bank and of the Company. All of the nominees are presently Directors. If any nominees should be unable to serve as a Director, the person or persons voting the proxies solicited hereby will select another nominee in his or her place. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

                                                          FIRST(1)
                                     POSITION HELD         BECAME    TERM TO
NOMINEES FOR ELECTION     AGE         WITH COMPANY        DIRECTOR    EXPIRE
- - ---------------------     ---        -------------        --------   --------
Babette E. Heimbuch        47   Director, President &       1986       1998(2)
                                Chief Operating Officer
William S. Mortensen       62   Director, Chairman of       1961       1998(2)
                                the Board & Chief
                                Executive Officer
John R. Woodhull           61   Director                    1988       1998(2)


                                                                       TERM
CONTINUING DIRECTORS                                                 EXPIRING
- - --------------------                                                 --------
Samuel J. Crawford, Jr.    69   Director                    1955       1996
Christopher M. Harding     42   Director                    1984       1997
James L. Hesburgh          61   Director                    1975       1997
June Lockhart              69   Director                    1980       1996
Charles F. Smith           62   Director                    1989       1996
Steven L. Soboroff         46   Director                    1991       1997

- - --------
(1) The date given is the date such Director became a director of First Federal Bank of California. Each Director (other than Messrs. Smith, Soboroff and Woodhull) has been a Director of the Company since its organization.

(2) Term of service if re-elected as a Director of the Company at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR NOMINEES BABETTE E. HEIMBUCH, WILLIAM S. MORTENSEN, AND JOHN R. WOODHULL.

  William S. Mortensen joined the Bank in 1955 and was appointed a member of the Board of Directors in 1961. He was named President of the Bank in 1969, Chairman of the Board of Directors of the Bank in 1982 and continues to serve as Chairman of the Board today. He was named Chairman of the Board of FFC in 1987. In addition, he is a past president of the National Council of Savings Institutions and the California League of Savings Institutions and is currently a director of the Federal Home Loan Bank of San Francisco.

  Samuel J. Crawford, Jr. is retired from the practice of law in Southern California. He has served as a Director of the Bank for more than thirty years, and a Director of FFC since 1987.

  Christopher M. Harding is a managing partner of the law firm of Lawrence & Harding. He is active in numerous local civic groups and has served on the Board of Directors of Santa Monica Area Chamber of Commerce since 1982. He has served as a Director of the Bank since 1984, and of FFC since 1987.

  Babette E. Heimbuch was previously employed by the accounting firm of KPMG Peat Marwick serving as the Audit Manager assigned to the Bank. Ms. Heimbuch joined the Bank as Senior Vice President, Chief Financial Officer in 1982. She was elected Executive Vice President in 1985, and was elected a Director of the Bank in March, 1986. In 1987 she was elected Senior Executive Vice President of the Bank and of FFC and a Director of FFC. Ms. Heimbuch was named President and Chief Operating Officer of the Bank and FFC in 1989. Ms. Heimbuch is a director of Sunrise Medical Inc. and Santa Monica Hospital.

  James L. Hesburgh is President of James L. Hesburgh International, Inc. and Battley USA, Inc. Mr. Hesburgh is also a director of Fremont Funding, Inc., Sinto American, Inc. and Toastmaster, Inc. He serves as a Trustee of St. John's Hospital and Health Center Foundation in Santa Monica, California. He has served in senior management capacities with several major United States corporations and specializes in international marketing and consulting. Mr. Hesburgh has served as a Director of the Bank since 1975, and a Director of FFC since 1987.

  June Lockhart is an internationally known, award winning motion picture, television and stage actress. For the past thirty years she has been a spokesperson for the City of Hope and for the American Cancer Society. She is currently an associate member of the Radio and Television News Directors Association. Ms. Lockhart is the chair of the International Advisory Board for The National Association of Radio Talk Show Hosts. She has been a spokesperson for International Hearing Dog, Inc. for over twenty years. Ms. Lockhart has been a speaker for the Federal Reserve Bank. Ms. Lockhart has served as a Director of First Federal since 1980, and of FFC since 1987.

  Charles F. Smith is president of Charles F. Smith & Company, Inc. He serves as a Director of Trans Ocean, Ltd., Logicon, Inc. and Fremont Funding, Inc., as Chairman of the Marymount High School Board of Trustees, and is a Trustee of St. John's Hospital and Health Center Foundation. Mr. Smith became a Director of the Bank and FFC in 1989.

  Steven L. Soboroff is an investor, real estate representative for retailers and Managing Partner of Soboroff Partners. He is President of Big Brothers of Greater Los Angeles and President of the Recreation and Parks Commission for the City of Los Angeles. Mr. Soboroff became a Director of the Bank and FFC in 1991.

  John R. Woodhull is President, Chief Executive Officer, and Chairman of the Board of Logicon, Inc., and serves on the boards of Adams Business Forms, Sunrise Medical, Inc. and the Los Angeles Metropolitan YMCA. Mr. Woodhull became a Director of the Bank and FFC in 1988.

  Directors' Fees. Directors of the Bank, including Directors who are officers of the Bank, receive annual directors' fees of $13,200, and Directors who are not officers of the Bank also receive $1,250 for each regular meeting of the Board attended. Members of the Executive Committee of the Board who are not officers of the Bank receive $1,000 per month. Directors, excluding the Legal-Audit Committee Chair, who are Chairs of Board Committees receive $400 per quarter. The Legal-Audit Committee Chair currently receives an annual retainer of $10,620. Other members of the Legal-Audit Committee receive $600 per month. Directors of FFC receive no compensation.

  Committees of the Board of Directors. The Company has standing Legal-Audit, Executive Fair Lending/Community Reinvestment Act ("CRA"), Compensation and Executive Committees. The Legal-Audit Committee currently consists of Messrs. Crawford (Chair), Smith and Woodhull, all of whom are non-employee directors. The Committee reviews litigation and reports on various legal, accounting and auditing matters, including the selection of the Company's independent auditors, the scope of audit procedures, the nature of services performed by the independent auditors, the performance of the Company's independent and internal auditors, its accounting practices, and monitors the Company's legal and regulatory compliance programs. During the year ended December 31, 1994, the Legal-Audit Committee held four meetings.

  The Executive Fair Lending/CRA Committee held four meetings in 1994. Its responsibilities include monitoring the Bank's Community Reinvestment Act activities and ensuring that the Bank complies with all directives from its Board of Directors. Members of the Committee are Bank Director June Lockhart (Chair) and Officers Martin Gottlieb, Elaine Akouris, Shannon Millard, Diana Wright (CRA Officer), Nancy Elander, Doug Stearns, Craig Smith, Ann Lederer, Kendon Studebaker, Robert Satnick, Hector Valiente and Megan Davidson.

  The Compensation Committee, which held eight meetings in 1994, currently consists of Directors Hesburgh (Chair), Soboroff and Harding, all of whom are non-employee directors. This Committee administers the Company's salary and other compensation programs. See "EXECUTIVE COMPENSATION--Report of Board Compensation Committee."

  The Executive Committee met three times in 1994 and is comprised of Chairman Mortensen and Directors Crawford, Hesburgh, Smith and Woodhull.

  FFC does not have a standing nominating committee of the Board of Directors (or another committee performing similar functions). The Bylaws of FFC provide that only persons nominated in accordance with the procedures set forth therein shall be eligible for election as Directors. Shareholder nominations must be made pursuant to written notice received by FFC not less than 60 days nor more than 90 days prior to the scheduled date of the Annual Meeting. Such notice must state the nominee's name, age and address (business and residence), the nominee's principal occupation or employment, and the class and number of shares of Company Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee which would be required to be disclosed in a proxy statement and in certain other filings under the federal securities laws. In addition, the shareholder making the nomination must disclose his or her name and address as they appear on FFC's books, the name and principal business or residence address of any other record or beneficial stockholders known by the nominating shareholder to support such nominee, and the class and number of shares of Company Stock beneficially owned by the nominating shareholder and any such supporting stockholders on the date of the notice.

  Meetings of the Board of Directors. During 1994 there were twelve regular meetings of the Board of Directors of the Bank and FFC. Each Director attended at least 80% of the aggregate number of such meetings and of the meetings of the Committee on which he or she served during the period during which he or she held a position on the Board.

  Information Relating to Executive Officers. Set forth below are the names and ages of the executive officers of the Company, other than Mr. Mortensen and Ms. Heimbuch (see "ELECTION OF DIRECTORS"), together with the positions held by these persons.

   NAME                          AGE                    TITLE
   ----                          ---                    -----
Megan Davidson..................  34 Executive Vice President/Chief Loan Officer
James P. Giraldin...............  42 Executive Vice President/Chief Financial
                                     Officer
Martin B. Gottlieb..............  54 Executive Vice President/Marketing and
                                     Savings Administration
Shannon Millard.................  32 Executive Vice President/Chief Credit
                                     Officer

  Megan Davidson joined the Company in 1993 as Senior Vice President, Secondary Marketing. In 1994 she was promoted to Executive Vice President, Chief Lending Officer. Previously, Ms. Davidson was employed by Western Federal Savings for ten years, most recently as Senior Vice President.

  James P. Giraldin joined the Company in May of 1992 as Executive Vice President/Chief Financial Officer. Prior to joining FFC, Mr. Giraldin was Chief Executive Officer of Irvine City Bank for 5 years. He previously served as Chief Financial Officer for two other savings and loan associations and was a certified public accountant with KPMG Peat Marwick.

  Martin B. Gottlieb joined the Company in 1980 as Vice President of Business Development and Market Research. He was elected to the position of Senior Vice President in 1982 and to his current position of Executive Vice
President/Marketing and Savings Administration in 1987. He was appointed Executive Vice President of FFC in 1987.

  Shannon A. Millard joined the Company in 1992. In July, 1994 she was promoted to her current position of Executive Vice President/Chief Credit Officer. Ms. Millard was formerly with the Bank of California for six years, most recently as the Vice President in charge of Real Estate Services. Prior to that, Ms. Millard was with Sumitomo Bank.

                             EXECUTIVE COMPENSATION

  The following SUMMARY COMPENSATION TABLE includes compensation for the years ended December 31, 1994, 1993 and 1992 for services in all capacities awarded to, earned by, or paid to the Company's Chief Executive Officer and the four other named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                         LONG TERM COMPENSATION
                                                      ------------------------------
                             ANNUAL COMPENSATION             AWARDS          PAYOUTS
                         ---------------------------- ---------------------  -------
                                                                 SECURITIES
                                               OTHER  RESTRICTED UNDERLYING          ALL OTHER
         NAME &                               ANNUAL    STOCK     OPTIONS/    LTIP    COMPEN-
       PRINCIPAL              SALARY   BONUS  COMPEN-   AWARD      SAR'S     PAYOUTS  SATION
        POSITION         YEAR    $       $    SATION    ($)(2)      (#)        ($)    ($)(4)
       ---------         ---- ------- ------- ------- ---------- ----------  ------- ---------
William S. Mortensen ... 1994 329,280     -0-   (1)        -0-        -0-      -0-     1,907
 Chief Executive Officer 1993 322,800     -0-   (1)     77,969        -0-      -0-     2,929
                         1992 312,000 138,500   (1)     43,246        -0-      -0-    28,762
Babette E. Heimbuch .... 1994 230,100     -0-   (1)        -0-        -0-      -0-     1,907
 President               1993 225,540     -0-   (1)     54,835        -0-      -0-     2,629
                         1992 217,140  97,500   (1)     31,740        -0-      -0-    20,418
James P. Giraldin ...... 1994 177,240     -0-   (1)     41,662     10,000(3)   -0-     1,907
 Chief Financial Officer 1993 173,760  75,000   (1)        -0-        -0-      -0-     2,629
                         1992 100,000  45,000   (1)     20,948     11,250      -0-       -0-
Martin B. Gottlieb ..... 1994 157,680     -0-   (1)        -0-        -0-      -0-     1,907
 Executive V.P.
  Marketing/Savings      1993 154,560     -0-   (1)     38,035        -0-      -0-     2,629
                         1992 149,340     -0-   (1)     20,948        -0-      -0-    14,043
Megan Davidson ......... 1994 153,750     -0-   (1)     20,831      6,666(3)   -0-       -0-
 Chief Loan Officer

- - --------
(1) Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for such officer.

(2) Based on the price at December 30, 1994 of $12.625 per share. The aggregate restricted stock holdings at December 31, 1994 for the named executive officers consisted of approximately 40,081 shares worth $506,020 at the then current market value, without giving effect to the diminution of value attributable to the restrictions on such stock. The value of all restricted stock awards at the end of the last fiscal year based upon a stock price of $12.625 per share as of December 30, 1994 is $192,417, $140,162, $58,327,
    $94,283 and $20,831 for Mr. Mortensen, Ms. Heimbuch, Mr. Giraldin, Mr. Gottlieb and Ms. Davidson, respectively. The number of restricted stock awards held by Mr. Mortensen, Ms. Heimbuch,Mr. Giraldin, Mr. Gottlieb and Ms. Davidson at the end of the last fiscal year is 15,241, 11,102, 4,620, 7,468 and 1,650, respectively. No restricted stock award vests in under four years from the date of grant. Dividends will be paid on the restricted stock if and when paid on the Company Stock. Stock dividends shall be subject to all of the restrictions applicable to the restricted stock.

(3) Options granted pursuant to the 1994 Stock Plan, subject to stockholder approval. (See Proposal 2 herein).

(4) Employee Stock Ownership Plan contributions.

                              PENSION PLAN TABLE

BENEFITS AT AGE 65:

                                                    YEARS OF PARTICIPATION
FINAL FIVE YEAR                               ----------------------------------
AVERAGE SALARY                                  20     25     30     35     40
- - ---------------                               ------ ------ ------ ------ ------
$ 50,000..................................... 15,083 18,853 22,624 26,394 26,394
 100,000..................................... 33,083 41,353 49,624 57,894 57,894
 150,000..................................... 51,083 63,853 76,624 89,394 89,394
 200,000..................................... 51,083 63,853 76,624 89,394 89,394
 250,000..................................... 51,083 63,853 76,624 89,394 89,394
 300,000..................................... 51,083 63,853 76,624 89,394 89,394
 350,000..................................... 51,083 63,853 76,624 89,394 89,394
 400,000..................................... 51,083 63,853 76,624 89,394 89,394
 450,000..................................... 51,083 63,853 76,624 89,394 89,394
 500,000..................................... 51,083 63,853 76,624 89,394 89,394

  Pension Plan. The Bank has a non-contributory defined benefit pension plan (the "Pension Plan").

  The foregoing table shows the estimated annual benefits upon retirement to participants in specified remuneration and years of service classifications. The amounts shown are subject to the maximum benefit limitations set forth in the Internal Revenue Code. The pension benefits shown are based upon retirement at age 65 and the payment of a single life annuity to the participants. Social security payments reduce the amounts to be paid thereunder.

  The maximum annual benefit currently permitted under the Pension Plan is $120,000 (single life). Benefits shown are payable for life with 10 years payments guaranteed.

  Estimated credited years of service for each of the individuals named in the Summary Compensation Table are: Mr. Mortensen--40 years, Ms. Heimbuch--13 years, Mr. Gottlieb--14 years, Mr. Giraldin--2 years and Ms. Davidson--0 years. Each of their "covered compensation" (the maximum amount permitted to be used for calculating benefits pursuant to the Internal Revenue Code) under the Pension Plan was $150,000.

                                  SERP TABLE*

BENEFITS AT AGE 60:

FINAL FIVE YEAR                                     YEARS OF SERVICE
AVERAGE SALARY                           ---------------------------------------
  AND BONUS                                20      25      30      35      40
- - ---------------                          ------- ------- ------- ------- -------
$150,000................................  55,656  69,118  60,080  51,042  49,235
 200,000................................  85,656 106,618  97,580  88,542  86,735
 250,000................................ 115,656 144,118 135,080 126,042 124,235
 300,000................................ 145,656 181,618 172,580 163,542 161,735
 350,000................................ 175,656 219,118 210,080 201,042 199,235
 400,000................................ 205,656 256,618 247,580 238,542 236,735
 450,000................................ 235,656 294,118 285,080 276,042 274,235
 500,000................................ 265,656 331,618 322,580 313,542 311,735

- - --------
* The amounts under the SERP are in addition to the Pension Plan benefits. Social security payments do not reduce the amounts to be paid under the SERP.

  Supplemental Executive Retirement Plan. The Bank has adopted a Supplemental Executive Retirement Plan ("SERP") covering the Chairman of the Board and President. The foregoing table shows the estimated annual benefits payable upon retirement at age 60 to participants in the SERP for the indicated levels of average compensation and various periods of service, assuming no future changes in such plan and based upon the current formula.

  Stock Option and Stock Appreciation Rights Plan. Until August 18, 1993, options to purchase shares of the Company's common stock were granted under the First Federal 1983 Stock Option and Stock Appreciation Rights Plan, as amended in 1987 ("1983 Stock Plan"). The 1983 Plan expired by its terms in 1993 and has been replaced by the 1994 Stock Plan. See Proposed No. 2: "Proposal to Approve 1994 Stock Option and Stock Appreciation Rights Plan."

  No options were granted under the 1983 Plan during 1994. The following table contains information concerning the grant of stock options during 1994 under the 1994 Stock Plan to the named executive officers (subject to stockholder approval at the Annual Meeting):

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                          POTENTIAL REALIZABLE
                                                         VALUE AT ASSUMED ANNUAL
                                                          RATES OF STOCK PRICE
                                                           APPRECIATION(1) FOR
              INDIVIDUAL GRANTS                                OPTION TERM
- - ----------------------------------------------          ----------------------------
          (A)               (B)        (C)       (D)       (E)      (F)        (G)
                         NUMBER OF     % OF
                         SECURITIES  OPTIONS/
                         UNDERLYING    SARS
                          OPTIONS/  GRANTED TO EXERCISE
                            SARS    EMPLOYEES  OR BASE
                          GRANTED   IN FISCAL   PRICE   EXPIRATION
          NAME              (#)        YEAR     ($/SH)     DATE    5% ($)    10% ($)
          ----           ---------- ---------- -------- ---------- ------    -------
James P. Giraldin.......   10,000      9.4       11.25  12-19-2004 70,751(2) 179,296(2)
Megan Davidson..........    6,666      6.2      16.875  06-17-2004 70,744(2) 179,278(2)

- - --------
(1) There is no assurance provided to any executive officer or any other holder of the Company's Securities that the actual stock price appreciation over the ten-year option term will be at the assumed five percent and ten percent levels or at any other defined level. These rates are the assumed compounded appreciation rates required by the SEC over a ten year term. Unless the market price of the Company Stock does in fact appreciate over the option terms, no value will be realized from the option grants made to the named executive officers.

(2) Regulations of the SEC require that the potential realizable dollar value be calculated based on the product of (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the (assumed) adjusted stock price appreciation rate, and (ii) the per-share exercise price; and (b) the number of securities underlying the grant at year-end.

  The following table sets forth information concerning each exercise of stock options by the CEO and named executive officers during the year ended December 31, 1994.

   AGGREGATED OPTIONS/SAR EXERCISES IN 1994 AND DECEMBER 31, 1994 OPTION/SAR
                                    VALUES.

                                                          NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                            OPTIONS/SARS AT       OPTIONS/SAR'S AT
                                                         DECEMBER 31, 1994 (#)  DECEMBER 31, 1994 ($)
                                                         ---------------------- ---------------------
                         SHARES ACQUIRED      VALUE           EXERCISABLE/          EXERCISABLE/
       NAME              ON EXERCISE (#) REALIZED ($)(1)     UNEXERCISABLE          UNEXERCISABLE
       ----              --------------- --------------- ---------------------- ---------------------
William S. Mortensen....     41,360         $422,161              -0-/-0-                -0-/-0-
Babette E. Heimbuch.....        -0-              -0-           85,938/-0-           $136,212/-0-
James P. Giraldin.......        -0-              -0-           -0-/21,250(2)          -0-/13,750
Martin B. Gottlieb......        -0-              -0-              -0-/-0-                -0-/-0-
Megan Davidson..........        -0-              -0-           -0-/12,398(3)             -0-/-0-

- - --------
(1) Based on market value of underlying securities at year-end.

(2) Includes 10,000 shares subject to stockholder approval under the 1994 Stock Plan.

(3) All shares subject to stockholder approval under the 1994 Stock Plan.

  Certain Relationships and Related Transactions. The Bank offered mortgage loans and consumer loans to Company Directors and officers (Vice President and above) until the end of 1989 (at which time the Bank stopped offering such loans, except loans on savings accounts and overdraft lines of credit, to Company Directors and officers). These loans were made in the ordinary course of business and, in the judgment of management, did not involve more than the normal risk of collectability. To qualify under the Employee Loan Benefit Program ("ELBP"), all real estate and home equity credit line loans were required to be secured by the employee's primary residence. Employee real estate loan benefits required one year of full-time employment with the Company.

  All ELBP loans were made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, except for the interest rates and loan fees charged thereon.

  ELBP real estate loans were written as adjustable mortgage loans ("AML's"), and are modified while the person is employed by the Company to a rate approximately equal to (but not less than) the Bank's cost of funds during the month prior to the loan approval for the first three months of the loan. Thereafter, the interest rate adjusts monthly to a rate equal to the Federal Home Loan Bank's Eleventh District Cost of Funds. Fees were charged for appraisal, credit report, title policy and document costs only. All preferential rates are subject to increase upon termination of the individual's employment with the Company.

  The following table sets forth amounts in excess of $60,000 in the aggregate receivable from Directors and executive officers as of December 31, 1994.

                    LOANS TO DIRECTORS & EXECUTIVE OFFICERS

                                      HIGHEST BALANCE     UNPAID
                                        OUTSTANDING       BALANCE     INTEREST RATE
   NAME                  TYPE OF LOAN DURING 1994 ($) AT 12/31/94 ($)  AT 12/31/94  YEAR MADE
   ----                  ------------ --------------- --------------- ------------- ---------
Christopher J. Harding..    1st TD        299,505         272,125         4.039       1985
                            2nd TD         34,736          32,431         4.039       1987
Babette E. Heimbuch.....    1st TD        414,034         390,514         4.039       1988
William S. Mortensen....    1st TD        122,667          91,232         4.039       1989
John Woodhull...........    1st TD        396,043         370,294         4.039       1989

  Termination of Employment and Change of Control Arrangements. The Company has no employment contracts with any of the named executive officers, including Mr. Mortensen.

  The Restricted Stock Bonus Plan described in the Report of the Compensation Committee below and the 1983 and 1994 Stock Plans provide for accelerated vesting of rights in the event of certain change of control events.

                      REPORT OF THE COMPENSATION COMMITTEE

                                       OF

                            FIRSTFED FINANCIAL CORP.

  Decisions on compensation of the Company's executives are made by a three-member Compensation Committee composed entirely of non-employee directors. Set forth below is the report submitted by Messrs. Hesburgh (Chair), Harding and Soboroff addressing the Company's compensation policies for 1994 as they affected Mr. Mortensen (the Company's Chief Executive Officer) and the Company's other executive officers.

  The Members of the Compensation Committee have the responsibility to oversee the Company's various compensation plans, including its annual bonus plan, restricted stock plan, Employee Stock Ownership Plan ("ESOP"), and annual salary review. The Committee reviews compensation levels of all members of management, including executive officers, evaluates their performance, and considers officer succession and related matters. The Committee reviews with the Board all aspects of compensation for officers at the level of vice president or above, as well as reviewing bonus compensation for assistant vice presidents.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No person who served as a member of the Compensation Committee was an employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship with the Company or its subsidiaries requiring disclosure, except as specifically described in this Proxy Statement.

COMPENSATION PHILOSOPHY

  The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, tie compensation levels and individual compensation to the Company's operating performance, and assist the Company in attracting and retaining talented management.

  The principal elements of the Company's executive compensation are base salary, annual bonus, stock options and restricted stock awards. Each of these elements are discussed below. In reviewing and making recommendations as to overall levels of compensation, the Compensation Committee also takes into account deferred and non-cash benefits, including pension benefits, insurance and other benefits. Compensation has been and will continue to be structured so as to be tax deductible.

BASE SALARY

  Executive officer base salaries are initially determined, but not established, by reference to the competitive marketplace for executive talent for the responsibilities of the particular position. The Company's Human Resources Department participates in, obtains information from, and analyzes the results of a salary and benefits survey conducted annually by the California League of Savings Institutions ("Cal League"). The Cal League survey is considered an effective tool to initiate the Compensation Committee review process since it utilizes information obtained from other savings institutions in California. The Company has utilized the Cal League survey annually for over twenty years. The Compensation Committee reviews the results of the annual survey to ensure that the Company's salary grades and benefits are comparable to those provided by its peers. The Committee's goal generally is to be within the 75th percentile of what it has determined to be the appropriate peer group as reported on the Cal League survey.

  Additionally, in 1994, the Company participated in the SNL Executive Compensation Review of 1994 ("SNL Review") in order to analyze more closely the compensation of executive officers.

  Annual salary adjustments are determined by evaluating the performance of the Company generally and the performance of each executive officer. General annual salary adjustments to base salary for executive officers in 1994 were 4 percent, representing a cost of living increase.

ANNUAL BONUSES

  A substantial portion of the annual compensation of each officer is based upon the performance of the Company, as well as the individual contribution of the officer to the Company's performance. While corporate performance measures such as net income, earnings per common share, return on stockholders equity and return on average total assets are considered, the Committee does not apply a specific quantitative formula in making compensation decisions. Non-financial performance measures also may be included, such as improvements in product quality, efficiency, customer relations, and employee relations. No particular weight is given to one factor over another among these performance measures. For 1994, the most important qualitative factor was the Committee's assessment of management's ability to respond to the problems presented due to the poor condition of Southern California's real estate market and the effect of the Northridge earthquake. In the past, bonuses have typically ranged from 0 percent of base salary to 50 percent awarded for outstanding accomplishments during the year. Thus, for years in which the Company's net earnings are significant, a large portion of an executive officer's compensation may be determined by the Compensation Committee at the end of each year based upon the officer's contribution to the Company's performance during the year. For purposes of establishing the annual bonus pool, the Company's performance is measured against earnings goals established prior to the commencement of each fiscal year by the Board. The maximum bonus pool typically has been equivalent to seven percent of year-end net profit before federal income tax. Based upon information available at the time the Compensation Committee made its year-end determination as to annual bonuses, in 1994, for the second time since 1981, no net earnings were anticipated due to the continuing effect of the recession in Southern California, the related decline in the real estate market and the effect of the Northridge earthquake. While the Committee felt the Company's executive officers and certain other officers had made truly outstanding achievements in meeting the challenges of the year, the Committee did not find it appropriate to award any discretionary cash bonuses for 1994 due to the unavailability of net earnings. Bonuses were paid pursuant to commitments for first year bonuses made to certain officers who joined the Bank in 1994, and pursuant to various Bank-wide performance based incentive plans.

STOCK OPTIONS AND RESTRICTED STOCK

  The Compensation Committee believes that stock ownership by management and employees and performance-based compensation arrangements in the form of Company Stock are beneficial in ensuring that management's interest in the Company's performance corresponds to those of the Company's shareholders. It also believes that stock ownership helps attract and retain key executives. The Company awards stock options and restricted stock grants in furtherance of this philosophy.

  Awards of stock options typically are made upon employment or promotion of officers at the level of vice president and above. The awards are based upon a standardized dollar value at each participating level of responsibility and reflect the Compensation Committee's determination of the appropriate incentive for the responsibilities of that particular officer level. Other stock option awards may be made to officers of the Company from time to time. A stock option award of 10,000 shares (subject to stockholder approval of the 1994 Stock Plan) was made to Mr. Giraldin for his extraordinary efforts during 1994. No other bonus stock option awards were made during 1994.

  In addition to stock options, as indicated above, restricted stock grants are made by the Compensation Committee as part of the Company's bonus program. Restricted stock grants may be made to officers at the level of assistant vice president and above. Three executive officers and two other officers were awarded year-end restricted stock awards, totalling 9,900 shares of restricted stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Chief Executive Officer William S. Mortensen's base salary for 1995 was increased by $1,100 per month or 4 percent. The Committee noted Mr. Mortensen's ability and dedication to excellent financial performance of the Company during his twenty-five years of continuous leadership as Chief Executive Officer. The Committee also noted Mr. Mortensen's leadership contributions toward the Company's accomplishments during 1994. The Committee considered the fact that despite the very difficult economic environment and catastrophic events that continued throughout 1994, capital levels were enhanced in 1994 and well exceeded the regulatory requirements, core operating earnings continued to be strong, and important structural changes had been made to better position the Company for the future. However, as noted above, no executive officers were awarded cash bonuses in 1994 due to the lack of net earnings.

  The level of Mr. Mortensen's aggregate salary for 1994 was comparable to the Company's performance ranking in relation to the peer groups (based on geographic location, asset size and levels of Return on Average Assets) shown in the League Survey and SNL Review. The other benefits received by Mr. Mortensen are as set forth in the Summary Compensation Table.

                                          Compensation Committee:

                                          James L. Hesburgh (Chair)

                                          Christopher M. Harding

                                          Steven L. Soboroff

                               PERFORMANCE GRAPH

  The SEC has adopted a requirement that companies include in their proxy statements a line graph presentation comparing cumulative five-year shareholder returns with two other specified indices. The Board of Directors has selected published indices consisting of the New York Stock Exchange Market Index and the Industry Group 541--Savings and Loan Index. These indices are prepared and published by The New York Stock Exchange and Media General Financial Services respectively, which are not affiliated with the Company.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG FIRSTFED FINANCIAL CORP.,
                     NYSE MARKET INDEX AND PEER GROUP INDEX

                             [GRAPH H FROM PRINTER]

Measurement Period           First Fed        NYSE
(Fiscal Year Covered)        Financial      Market Index     Peer Group
- - -------------------          ----------     ------------     ----------
Measurement Pt- 1989          $100             $100            $100
FYE   1990                    $ 77.98          $ 95.92         $ 69.39
FYE   1991                    $133.18          $124.12         $112.08
FYE   1992                    $114.58          $129.96         $148.79
FYE   1993                    $ 95.24          $147.56         $184.50
FYE   1994                    $ 75.15          $144.69         $176.72

  It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.

  THE FOREGOING REPORT OF THE BOARD COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                                   PROPOSAL 2

                   PROPOSAL TO APPROVE 1994 STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN

  The Board of Directors of FirstFed Financial Corp. has adopted, subject to stockholder approval, the 1994 Stock Option and Stock Appreciation Rights Plan (the "1994 Stock Plan"). Under the 1994 Stock Plan, options to purchase up to 1,500,000 shares of FirstFed Financial Corp. Common Stock (the "Company Stock") may be granted to full-time employees, including officers of the Bank or its subsidiaries.

  The 1994 Stock Plan replaces the now expired 1983 Stock Plan. Its terms are materially the same as these of the 1983 Stock Plan. The 1983 Stock Plan provided for the issuance of 1,571,484 shares (adjusted for stock splits). A total of approximately 300,000 shares were available at the time the 1983 Stock Plan expired.

  The Board of Directors continues to believe that the prudent use of stock option and other related incentive programs is a significant factor in the Bank's ability to attract and retain key personnel.

SUMMARY OF 1994 STOCK PLAN

  The following summary of certain provisions of the 1994 Stock Plan is qualified in its entirety by reference to the text of the 1994 Stock Plan. Copies of the actual Plan documents may be obtained by any stockholder upon written request to the Secretary of the Company at the Corporate Offices in Santa Monica, California.

  The 1994 Stock Plan is intended to encourage stock ownership by selected officers and employees of the Bank and its subsidiaries, thereby increasing their proprietary interest in the success of the Company and its subsidiaries and encouraging them to remain in the employ of the Bank or a subsidiary.

  The 1994 Stock Plan permits the Bank to grant to employees of the Bank and its subsidiaries incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory options. Stock appreciation rights granted under the 1994 Stock Plan may, at the discretion of the Board of Directors, enable the recipient on exercise to receive payment, in stock or cash (as determined by the Board of Directors), of increases in the market value or per share book value of the Company Stock from the date of grant (referred to as "base price" and "base book value" respectively) to the date of exercise. Stock appreciation rights may be granted in tandem with options (in which event exercise of one will extinguish the other) or separately. The 1994 Stock Plan does not limit the number of stock appreciation rights that can be granted. All options granted under the Stock Plan must have exercise prices at least equal to the fair market value of the Company Stock at the date of grant. All stock appreciation rights granted under the 1994 Stock Plan must have base prices or base book values at least equal to the fair market value or book value of the Company Stock at the date of grant.

  The 1994 Stock Plan is administered by the Compensation Committee of the Board of Directors. This Committee consists of "disinterested persons", as defined in Section 2(e) of the 1994 Stock Plan. Subject to the restrictions of the 1994 Stock Plan, the Compensation Committee has the authority (i) to determine the time or times at which, and the employees to whom, options and stock appreciation rights are granted; (ii) to determine the number of shares subject to each option, the option price, and the duration of each option granted under the 1994 Stock Plan; (iii) to construe and interpret the 1994 Stock Plan and to prescribe, amend and rescind rules and regulations relating to it; and (iv) to make all other determinations which the Board of Directors shall deem necessary or advisable for the administration of the 1994 Stock Plan.

  All regular full-time employees of the Bank or its subsidiaries are eligible to participate in the 1994 Stock Plan. It is not possible to predict the number or identity of future participants in the 1994 Stock Plan, or, except as set forth in the 1994 Stock Plan, to describe the provisions that may be included in specific grants.

  No employee is eligible to receive or exercise any options which, if exercised, would result in that employee holding beneficially or of record in excess of 5% of the outstanding shares of Company Stock. Furthermore, the Compensation Committee has limited the amount that may be granted in any calendar year to 100,000. With the purpose of satisfying the requirements of
Section 162(m) of the Code, this limitation was approved to qualify options and SARs as "performance-based compensation" under the Code, thereby avoiding certain potential limitations on deductibility for tax purposes of certain executive compensation. In the absence of the limits on grants to a particular employee, the Company would risk losing tax deductions for certain compensation paid to executive officers. The Code provides that as long as a limit is provided, there are no tax consequences of the amount of the limit. Accordingly, the Board is recommending a high limit in order to avoid unduly restricting the Company's flexibility in compensation decisions for the future. The Board does not anticipate that the limit will alter its approach to executive compensation decisions for the future in a manner which would result in any increase in option awards above what they otherwise would have been. Options or stock appreciation rights to be granted under the 1994 Stock Plan are granted in recognition of the recipient's past, present and expected future contributions to the management of the Bank. No monetary consideration is provided by the recipient with respect to the grant of options or stock appreciation rights.

  No option or stock appreciation rights granted under the 1994 Stock Plan will be transferable, except to his or her heirs or legal representatives, in the event of a recipient's death, or pursuant to a "qualified domestic relations order," as defined in the Code (a "QDRO"). Options or stock appreciation rights may be exercised by the recipient either (a) the period in which he or she is an employee or (b) within sixty days after termination of his or her employment for any reason other than death, permanent disability, or normal retirement. In the event of a recipient's death or a transfer pursuant to a QDRO, his or her options or stock appreciation rights may be exercised by the permitted transferee at any time prior to expiration of the option or stock appreciation rights, but in any event not later than one year after the date of his or her death. In the event of a recipient's permanent disability or normal retirement, the option or stock appreciation right may be exercised by the recipient for the balance of its stated term. Termination of the 1994 Stock Plan will not affect rights under any options or stock appreciation rights granted but not exercised as of the date of termination.

  Options and stock appreciation rights granted under the 1994 Stock Plan will expire no later than ten years from the date of grant. Shares not purchased under options which are terminated prior to exercise shall again be available for purposes of the 1994 Stock Plan.

  An aggregate of 1,500,000 shares of Company Stock has been reserved for purposes of the 1994 Stock Plan. Under the 1994 Stock Plan, no more than one and one-half percent of the outstanding shares available for grant may be granted in any one calendar year, except that if less than one and one-half percent are granted in one year, any remaining shares may be carried over into the subsequent year. Options to purchase an aggregate of 106,104 shares of Company Stock have been granted under the 1994 Stock Plan, subject to the approval of the 1994 Stock Plan by stockholders at the Annual Meeting. None of these grants were made to executive officers of the Bank during 1994, except that Mr. Giraldin received an option to purchase 10,000 shares at $11.25 per share as a year-end bonus, Ms. Millard received an option to purchase 6,666 shares at $11.25 per share upon her promotion to the position of Executive Vice President and Ms. Davidson received an option to purchase 6,666 shares at $16.875 per share upon her promotion to Executive Vice President. No stock appreciation rights have been granted to date.

  The Company Stock to be offered under the 1994 Stock Plan shall be authorized and unissued shares. The 1994 Stock Plan provides for adjustment of the aggregate number of shares, and of the number of shares at the time subject to any outstanding option or options, in the event a stock dividend is paid or in the event the shares of Company Stock are changed into or exchanged for a different number or kind of shares or other securities.

  Under the 1994 Stock Plan, the option price per share for incentive options or nonstatutory options to purchase shares shall be determined by the Compensation Committee, but may not be less than the fair market value of the Company Stock on the date the option is granted. Under the 1994 Stock Plan the fair market value of a share of Company Stock is defined as the average of the closing sales prices as quoted on the New York Stock Exchange for the five trading days prior to the date of grant.

  The Board of Directors may not, without further stockholder approval, (a) increase the total number of shares subject to the 1994 Stock Plan; (b) change the manner of determining the option price, base price or base book value of options or stock appreciation rights set forth in the 1994 Stock Plan; (c) extend the period during which options or stock appreciation rights may be granted or exercised; or (d) permit the granting of an option or stock appreciation right to anyone other than persons eligible to participate in the 1994 Stock Plan.

TERMINATING EVENTS

  Under the Option Agreements entered into pursuant to the 1994 Stock Plan, any option granted thereby, to the extent theretofore not fully exercisable, shall immediately become fully exercisable upon certain change of control events, including the acquisition of 25% of the outstanding voting stock of FirstFed Financial Corp. or, at any time during any period of two consecutive years, a change in the majority of the individuals constituting the Board of Directors of FFC, unless the nomination for election of each Director who was not a Director at the beginning of the period is approved by a vote of at least 75% of the Directors still in office who were Directors at the beginning of the period. In addition, pursuant to the terms of the 1994 Stock Plan, upon consummation of certain business combination transactions, or the acquisition of 50% or more of FFC's outstanding shares in connection with a tender offer, the holder of an outstanding option shall be entitled to surrender such option in exchange for an amount in cash for each share of stock subject thereto equal to the difference between the fair market value of any shares then subject to the option and the exercise price of the option unless provision has been made for the continuation of the 1994 Stock Plan and outstanding options granted thereunder by the Board of Directors as constituted prior to the consummation of such transaction. Upon the consummation of any such business combination or tender offer, holders of stock options and stock appreciation rights would also be entitled to fully exercise such options and rights whether or not such options or stock appreciation rights would otherwise be vested under the terms of the original grant.

FEDERAL INCOME TAX CONSEQUENCES

  Based upon the present provisions of the Code and regulations thereunder, the Federal income tax consequences of the grant and exercise of stock options under the 1994 Stock Plan and the subsequent disposition of stock acquired thereby will be as described below. The 1994 Stock Plan is not subject to the qualification requirements of Section 401(a) of the Code.

  Incentive Stock Options. An optionee will not be taxed upon the grant of an incentive stock option and if an optionee holds shares of Company Stock acquired upon the exercise of an incentive stock option for more than one year after exercise and two years after the date of the grant of the option, (a) the optionee will not be taxed at the time the option is granted or exercised, (b) the difference between the option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or a long-term capital loss, as the case may be, and (c) the Bank will not be allowed a business expense deduction for granting the option or issuing shares pursuant to the exercise thereof. In order for the exercise of an incentive stock option to qualify for the foregoing treatment, the optionee generally must be an employee of FFC or a subsidiary thereof from the date of grant of the option through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. If after the exercise of an incentive stock option the optionee fails to observe either of the holding periods described above, any gain (or loss) realized will be taxable as ordinary income (or loss) to the extent of the lesser of (a) the difference between the fair market value of the shares at the date of exercise and the exercise price, or (b) the difference between the amount realized on sale or disposition of the shares and the exercise price. Any excess of the amount realized over such lesser amount will be treated as a capital gain (or loss), long-term or short-term, depending on the length of time the stock was held after the option was exercised. FFC will be entitled to a business expense deduction equal to the amount of ordinary income upon which the optionee is taxed. To the extent the optionee is subject to the alternative minimum tax provisions of the Code which became effective on January 1, 1983, the amount by which the fair market value of the shares at the time the incentive stock option is exercised exceeds the option price will be an item of tax preference which must be included when making the alternative minimum tax calculation for the tax year in which the incentive stock option is exercised.

  Nonstatutory Options. Under present regulations providing that an option does not have a readily ascertainable fair market value unless it is freely transferable and meets certain other conditions, an optionee who is granted a nonstatutory option will not realize taxable income at the time the option is granted. Generally, if an optionee exercises the option, he or she will be taxed in the year of exercise at ordinary income tax rates on an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. FFC will receive a corresponding business expense deduction. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he or she is taxed. Upon subsequent disposition of the shares, he or she will realize capital gain or loss, long-term or short-term, depending upon the length of time he or she has held the shares since the option was exercised.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS UNDER THE 1994 STOCK PLAN AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

GRANTS OF OPTIONS

  The following table shows as to certain executive officers of the Bank, and as to all executive officers as a group and all non-executive officers as a group, the number of shares subject to options granted during the period of January 1, 1994 through March 1, 1995 and information with respect to outstanding options held at March 1, 1995 and the shares to which those options relate. No options granted under the 1994 Stock Plan were exercised during the period. All of the options (a) relate to shares of Company Stock, (b) were granted without tandem stock appreciation rights, (c) correspond to the number of shares to which they relate, (d) were granted for a term of 10 years, and
(e) were granted under the Incentive Stock Option Program. All grants vest 25% each on the third, fifth and seventh and ninth anniversaries of the grants.

  Market value of the Bank's stock at March 1, 1995 (based on the closing sales price on the NYSE) was 14 3/8 per share.

  Directors of the Bank are not eligible for the grant of options unless they are also full-time employees of the Bank or one of its subsidiaries.

                               NEW PLAN BENEFITS

                                1994 STOCK PLAN

                                                DOLLAR VALUE ($)
                                                     AS OF
      NAME & POSITION                             12-31-94(1)    NUMBER OF UNITS
      ---------------                           ---------------- ---------------
William S. Mortensen...........................            0              0
James P. Giraldin..............................       13,750         10,000
Babette E. Heimbuch............................            0              0
Martin B. Gottlieb.............................            0              0
Megan Davidson.................................      (28,330)         6,666
All Executive Officers as a Group..............      (96,401)        30,974
Non-Executive Officers Employee Group..........     (138,913)        75,130

- - --------
(1) Represents the difference between the option price and the market price at December 31, 1994. Numbers in parentheses reflect out-of-the-money options

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the outstanding Company Stock entitled to vote at the Annual Meeting is require to approve this Proposal.

  THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL TO APPROVE THE 1994 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS, DEPOSITORS AND THE COMMUNITIES SERVED BY THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THIS PROPOSAL.

                                   PROPOSAL 3

  Appointment of Independent Auditors. KPMG Peat Marwick LLP has been the independent public auditors of the Bank for more than twenty-five years and, upon recommendation of the Legal-Audit Committee, has been appointed by the Board of Directors as the auditors of the Company for 1995. The stockholders of the Company are requested to ratify this appointment. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR 1995.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were satisfied.

                             STOCKHOLDER PROPOSALS

  Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1996 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before November 24, 1995. Stockholder proposals not included in the Company's 1996 proxy solicitation materials must, in order to be considered at the 1996 Annual Meeting, be submitted in writing to the Secretary of the Company by no earlier than January 19, 1996 nor later than February 21, 1996.

  The Board of Directors of the Company will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 1996 proxy solicitation materials or consideration at the 1996 Annual Meeting.

                                 ANNUAL REPORT

  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, including, but not limited to, statements of consolidated financial condition and related statements of consolidated income, statements of stockholders' equity and changes in financial position for fiscal years ended December 31, 1994, 1993 and 1992, prepared in conformity with generally accepted accounting principles, has been sent to stockholders. A copy of the Annual Report on Form 10-K for year ended December 31, 1994 may be obtained without charge by writing to the Secretary at the address indicated in the following paragraph.

UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE FREE OF CHARGE A COPY OF ITS 1994 ANNUAL REPORT ON FORM 10-K WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO SECRETARY, FIRSTFED FINANCIAL CORP., 401 WILSHIRE BLVD., SANTA MONICA, CALIFORNIA 90401.

                                          By Order of the Board of Directors

                                          _____________________________________
                                          Ann E. Lederer, Corporate Secretary

                                REVOCABLE PROXY
                           FIRSTFED FINANCIAL CORP.

            401 Wilshire Boulevard, Santa Monica, California 90401

                    Proxy for Annual Meeting-April 26, 1995
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints William S. Mortensen, Babette E. Heimbuch and James P. Giraldin, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated on the reverse all shares of Common Stock of FirstFed Financial Corp. held of record by the undersigned on March 7, 1995, at the annual meeting of stockholders to be held on April 26, 1995, or any adjournment thereof.

A vote FOR nominees Heimbuch, Mortensen and Woodhull, and FOR Proposals 2 and 3 is recommended by the Board of Directors.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

- - --------------------------------------------------------------------------------

                           FIRSTFED FINANCIAL CORP.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]

[                                                                            ]

1.  ELECTION OF DIRECTORS (Year of Expiration of
    Nominees' Proposed Terms as Directors: 1998)
    Babette E. Heimbuch, William S. Mortensen,
    John R. Woodhull

    --------------------------------------------
                                  FOR ALL
                                  (Except Nominee(s)
    FOR      WITHHOLD             Written below)
    [_]        [_]                     [_]

2.  Approval of 1994 Stock Option and Stock
    Appreciation Rights Plan.

    FOR      AGAINST                ABSTAIN
    [_]        [_]                     [_]

3.  Ratification of KPMG Peat Marwick LLP as the
    Company's independent public auditors for 1995.

    FOR      AGAINST                ABSTAIN
    [_]        [_]                     [_]

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Dated:                      , 1995
      ----------------------

Signature
         ----------------------------------------------------------

Signature if jointly held
                         ------------------------------------------

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.